UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2021

CSW INDUSTRIALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSWI	Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2021, the Compensation and Talent Development Committee of the Board of Directors (the “Board”) of CSW Industrials, Inc., a Delaware corporation (the “Company”), approved a special equity award for Joe Armes, the Company’s Chairman, Chief Executive Officer and President, with the purpose of retaining Mr. Armes through retirement and promoting successful succession planning and transition practices. The special equity grant does not impact Mr. Armes’ existing compensation structure or modify the terms of the Employment Agreement, dated October 1, 2015, between Mr. Armes and the Company (the “Employment Agreement”).

Under the terms of the special equity grant, which has an effective date of April 26, 2021, Mr. Armes will be awarded the following long-term incentive awards:

•	31,496 shares of restricted stock (the “RS Award”), which will cliff vest on the fifth anniversary of the date of grant, subject to continued service. The terms and conditions of this award are otherwise materially consistent with the Company’s restricted stock awards granted under its existing long-term incentive plan, as described in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on July 1, 2020 (the “Proxy Statement”).

•	27,559 performance shares (the “PS Award”), which will vest in equal amounts on each of March 31, 2025, 2026 and 2027, based on the Company’s total shareholder return relative to the members of the FTSE Russell 2000 Index over the applicable performance periods, subject to continued service. The terms and conditions of this award are otherwise materially consistent with the Company’s performance share awards granted under its existing long-term incentive plan, as described in the Proxy Statement, including the 0% to 200% performance vesting scale and the absence of both voting rights and the ability to receive dividends until vesting. However, due to the retention-based intent of this award, the PS Award does not contain the Company’s customary “qualified retirement” benefit that is contained in the Company’s regular performance share awards, as described in the Proxy Statement.

•	19,685 performance restricted stock units (the “Succession Award”), 40% of which will vest at 100% of target upon the successful recruitment and hiring of a successor CEO (which vesting shall not occur prior to April 26, 2025), and 60% of which will vest at 100% of target upon the successful first employment anniversary of the successor CEO. The Succession Award restricted stock units do not have voting rights or the ability to receive dividends until vesting.

Upon Mr. Armes’ termination of employment without Cause or for Good Reason (as defined in the Employment Agreement), the RS Award, PS Award and Succession award will vest in full, subject to satisfaction of performance conditions in the case of the PS Award. Upon Mr. Armes’ termination of employment due to death or disability, the RS Award, PS Award and Succession Award will vest in full, except that the Succession Award will not vest upon death or disability unless the same occurs after April 1, 2024. All awards vest automatically upon the occurrence of a Change in Control (as defined in the Company’s Amended and Restated 2015 Equity and Incentive Compensation Plan), and all awards are forfeited upon Mr. Armes’ termination of employment by the Company for Cause or by Mr. Armes without Good Reason (as such terms are defined in the Employment Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2021

By:	/s/ Luke E. Alverson

Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary